Exhibit 10.10

AMENDMENT #2 TO LICENSE AGREEMENT

This Amendment #2 to the License Agreement (hereinafter this “Amendment”) has an effective date of February 8, 2016 and is entered into by and between Carnegie Mellon University (“Carnegie Mellon”) and Carmell Therapeutics Corporation (hereinafter “Licensee”).

Witnesseth

Whereas, Carnegie Mellon and Licensee have previously entered into a License Agreement, effective January 30, 2008, as amended with Amendment #1, effective July 19, 2011 (the “License Agreement”);

Whereas, Licensee and Carnegie Mellon desires to amend the License Agreement as described herein;

Now Therefore, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Section 5.2 of the License Agreement is hereby amended and restated to read as follows:

“Licensee shall achieve the following milestones:

(i)	Submission of a business plan to Carnegie Mellon, solely acceptable to Carnegie Mellon, by April 30, 2016.

(ii)	Additional equity investment in Licensee of at least $3M in the aggregate, during 2016 (to be completed by December 31, 2016).

(iii)	Commencement of a clinical trial in the United States or Europe involving first Licensed Product by December 31, 2017.

(iv)	Submission to the Food and Drug Administration (“FDA”) for marketing clearance of first Licensed Product by December 31, 2019.

(v)	FDA clearance approval for marketing first Licensed Product by December 31, 2021.”

2.

This Amendment and the License Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings (both written and oral) of the parties with respect to that subject matter and cannot be amended or otherwise modified except in a writing executed by the patty against whom the amendment or other modification is sought to be charged. The License Agreement as amended by this Amendment shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This Amendment shall be binding up and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.

Carnegie Mellon University		Carmell Therapeutics Corporation

By:	/s/ Robert A. Wooldridge	By:	/s/ Alan West
	Robert A. Wooldridge		Alan West
	Associate Vice Provost		President and CEO

Date: 2/9/2016		Date: 2/9/2016

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